Exhibit (a)(1)(E)

OPTION EXCHANGE—NOTICE OF WITHDRAWAL OF ELECTION FORM

THE EXCHANGE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON THURSDAY, SEPTEMBER 7, 2023, UNLESS EXTENDED

Return via email (by PDF or similar imaged document file) to: legal@hookipapharma.com

I previously received from HOOKIPA Pharma Inc. the Offer to Exchange Eligible Options for New Options, dated August 10, 2023, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my Eligible Options in exchange for New Options. By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to the Eligible Options listed below:

ELIGIBLE OPTIONS						Withdrawal of election to
Grant ID	Grant Date	Grant Type	Vesting Start Date	Exercise Price	Outstanding Shares	tender Eligible Option for New Option(s)
		☐ ISO ☐ NQSO				☐ Revoke election

		☐ ISO ☐ NQSO				☐ Revoke election

		☐ ISO ☐ NQSO				☐ Revoke election

		☐ ISO ☐ NQSO				☐ Revoke election

		☐ ISO ☐ NQSO				☐ Revoke election

		☐ ISO ☐ NQSO				☐ Revoke election

I understand that, by signing this Notice of Withdrawal and delivering it to HOOKIPA Pharma Inc., I withdraw my acceptance of the Exchange Offer with respect to the Eligible Options listed above. By rejecting the Exchange Offer with respect to the Eligible Options listed above, I understand that such Eligible Options will not be cancelled in exchange for the grant of New Options, and I will retain these Eligible Options subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that HOOKIPA Pharma Inc. has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of the Eligible Options listed above is at my sole and exclusive discretion.

350 Fifth Avenue, 72nd Floor, Suite 7240 New York, NY 10118	Confidential	www.hookipapharma.com +43 1 890 63 60

By signing below, I hereby revoke my prior election to tender the Eligible Options listed above.

Employee Name (print):	Employee Signature:

Date Signed:

In the event that you wish to make a new election, a new Election Form will be sent to your HOOKIPA email address from DocuSign. You may make a new election by submitting a new properly completed and signed Election Form prior to the expiration time, which is 11:59 p.m., Eastern Time, on September 7, 2023, unless extended. The last valid election submitted to HOOKIPA prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended from time to time. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

Please sign this form and return by 11:59 p.m., Eastern Time, on September 7, 2023.

350 Fifth Avenue, 72nd Floor, Suite 7240 New York, NY 10118	Confidential	www.hookipapharma.com +43 1 890 63 60